Exhibit 4a
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                                    LOAN AGREEMENT
                                   (1997 SERIES A)


                                       BETWEEN



                         THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                OF THE COUNTY OF PIMA




                                         AND



                            TUCSON ELECTRIC POWER COMPANY




                                       --------




                            DATED AS OF SEPTEMBER 15, 1997



                                       --------



                                     Relating To

                        Industrial Development Revenue Bonds,
                                    1997 Series A
                       (Tucson Electric Power Company Project)



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

                                  TABLE OF CONTENTS*

                                                                       Page
                                                                       ----

             LOAN AGREEMENT . . . . . . . . . . . . . . . . . . . . . .   1

                                      ARTICLE I

                                     DEFINITIONS
               SECTION 1.01   Definitions . . . . . . . . . . . . . . .   1
               SECTION 1.02   Incorporation of Certain Definitions by
                              Reference . . . . . . . . . . . . . . . .   5

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES
               SECTION 2.01   Representations and Warranties of the
                              Authority . . . . . . . . . . . . . . . .   5
               SECTION 2.02   Representations and Warranties of the
                              Company . . . . . . . . . . . . . . . . .   5

                                     ARTICLE III

                                    THE FACILITIES
               SECTION 3.01   Construction of the Facilities  . . . . . . 6
               SECTION 3.02   Insufficient Moneys in Construction Fund  . 6
               SECTION 3.03   Revision of Plans and Specifications  . . . 7
               SECTION 3.04   Certification of Completion Date  . . . . . 7
               SECTION 3.05   Maintenance of Facilities; Remodeling . . . 7
               SECTION 3.06   Insurance . . . . . . . . . . . . . . . . . 7
               SECTION 3.07   Condemnation  . . . . . . . . . . . . . . . 7
               SECTION 3.08   Termination of Construction . . . . . . . . 8

                                      ARTICLE IV

              ISSUANCE OF THE BONDS; THE LOANS; DISPOSITION OF PROCEEDS
                                     OF THE BONDS
               SECTION 4.01   Issuance of the Bonds . . . . . . . . . . . 8
               SECTION 4.02   Issuance of Other Obligations . . . . . . . 8
               SECTION 4.03   The Loans; Disposition of Bond Proceeds . . 8
               SECTION 4.04   Disbursements from Construction Fund  . . . 9
               SECTION 4.05   Investment of Moneys in Funds and
                              Accounts. . . . . . . . . . . . . . . . .  10

                                      ARTICLE V

                           LOAN PAYMENTS; OTHER OBLIGATIONS
               SECTION 5.01   Loan Payments.  . . . . . . . . . . . . .  10
               SECTION 5.02   Payments Assigned; Obligation Absolute  .  10
               SECTION 5.03   Payment of Expenses . . . . . . . . . . .  10
               SECTION 5.04   Indemnification . . . . . . . . . . . . .  11
               SECTION 5.05   Payment of Taxes; Discharge of Liens  . .  11

          ____________________

          * This table of contents is not part of the Loan Agreement, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Loan Agreement.

                                      ARTICLE VI

                                  SPECIAL COVENANTS
               SECTION 6.01   Maintenance of Corporate Existence  . . .  11
               SECTION 6.02   Permits or Licenses . . . . . . . . . . .  12
               SECTION 6.03   Authority's Access to Facilities  . . . .  12
               SECTION 6.04   Tax-Exempt Status of Interest on Bonds. .  12
               SECTION 6.05   Use of Facilities . . . . . . . . . . . .  13
               SECTION 6.06   Financing Statements  . . . . . . . . . .  13

                                     ARTICLE VII

                           ASSIGNMENT, LEASING AND SELLING
               SECTION 7.01   Conditions  . . . . . . . . . . . . . . .  14
               SECTION 7.02   Instrument Furnished to the Authority and
                              Trustee . . . . . . . . . . . . . . . . .  15
               SECTION 7.03   Limitation  . . . . . . . . . . . . . . .  15

                                     ARTICLE VIII

                            EVENTS OF DEFAULT AND REMEDIES
               SECTION 8.01   Events of Default . . . . . . . . . . . .  16
               SECTION 8.02   Force Majeure . . . . . . . . . . . . . .  16
               SECTION 8.03   Remedies  . . . . . . . . . . . . . . . .  16
               SECTION 8.04   No Remedy Exclusive . . . . . . . . . . .  17
               SECTION 8.05   Reimbursement of Attorneys' and Agents'
                              Fees  . . . . . . . . . . . . . . . . . .  17
               SECTION 8.06   Waiver of Breach  . . . . . . . . . . . .  17

                                      ARTICLE IX

                                 REDEMPTION OF BONDS
               SECTION 9.01   Redemption of Bonds . . . . . . . . . . .  17
               SECTION 9.02   Compliance with the Indenture . . . . . .  18

                                      ARTICLE X

                                    MISCELLANEOUS
               SECTION 10.01  Term of Agreement . . . . . . . . . . . .  18
               SECTION 10.02  Notices . . . . . . . . . . . . . . . . .  18
               SECTION 10.03  Parties in Interest . . . . . . . . . . .  18
               SECTION 10.04  Amendments  . . . . . . . . . . . . . . .  18
               SECTION 10.05  Counterparts  . . . . . . . . . . . . . .  19
               SECTION 10.06  Severability  . . . . . . . . . . . . . .  19
               SECTION 10.07  Governing Law . . . . . . . . . . . . . .  19


          Signatures  . . . . . . . . . . . . . . . . . . . . . . . . .  20
          Exhibit A - Description of the Facilities . . . . . . . . .   A-1

                                    LOAN AGREEMENT

               THIS LOAN AGREEMENT (1997 Series A), dated as of September 15, 1997 (this "Agreement"), between THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA, an Arizona nonprofit corporation designated by law as a political subdivision of the State of Arizona (hereinafter called the "Authority"), and TUCSON ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Arizona (hereinafter called the "Company"),

                                W I T N E S S E T H :

               WHEREAS, the Authority is authorized and empowered under Title 35, Chapter 5, Arizona Revised Statutes, as amended (the "Act"), to issue its bonds in accordance with the Act and to make secured or unsecured loans for the purpose of financing or refinancing the acquisition, construction, improvement or equipping of projects consisting of land, any building or other improvement, and all real and personal properties, including but not limited to machinery and equipment, whether or not now in existence or under construction, whether located within or without Pima County, which shall be suitable for, among other things, facilities for the furnishing of electric energy, gas or water, air and water pollution control facilities and sewage and solid waste disposal facilities, and to charge and collect interest on such loans and pledge the proceeds of loan agreements as security for the payment of the principal of and interest on bonds, or designated issues of bonds, issued by the Authority and any agreements made in connection therewith, whenever the Board of Directors of the Authority finds such loans to be in furtherance of the purposes of the Authority or in the public interest;

               WHEREAS, the Authority has heretofore issued and sold $20,000,000 aggregate principal amount of its Industrial Development Revenue Bonds, 1990 Series A (Tucson Electric Power Company Project), all of which remain outstanding (the "1990 Bonds"), the proceeds of which were loaned to the Company to finance a portion of the costs of the acquisition, construction, improvement and equipping of certain of the facilities for furnishing electric energy described in Exhibit A hereto (the "Facilities");

               WHEREAS, the Authority proposes to issue and sell its revenue bonds for the purpose of financing a portion of the costs of the acquisition, construction, improvement and equipping of certain additional items of the Facilities and for the purpose of refinancing, by the payment or redemption of the 1990 Bonds, or provision therefor, the portion of the costs of the acquisition, construction, improvement and equipping of the Facilities previously financed with the proceeds of the 1990 Bonds; and

               NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, DO HEREBY AGREE as follows:


                                      ARTICLE I

                                     DEFINITIONS

               SECTION 1.01  Definitions.  The terms defined in this
          Article I shall for all purposes of this Agreement have the meanings herein specified, unless the context clearly requires otherwise:

          Act:
               "Act" shall mean Title 35, Chapter 5, Arizona Revised Statutes, and all acts supplemental thereto or amendatory thereof.

          Administration Expenses:

               "Administration Expenses" shall mean the reasonable expenses incurred by the Authority with respect to this Agreement, the Indenture and any transaction or event contemplated by this Agreement or the Indenture, including the compensation and reimbursement of expenses and advances payable to the Trustee, to the paying agent, any co-paying agent and the registrar under the Indenture and a pro rata share of the Authority's annual operating expenses in accordance with the provisions of paragraph XII.D. of the Authority's Procedural Pamphlet.

          Agreement:

               "Agreement" shall mean this Loan Agreement, dated as of September 15, 1997, between the Authority and the Company, and any and all modifications, alterations, amendments and supplements hereto.

          Authority:

               "Authority" shall mean The Industrial Development Authority of the County of Pima, an Arizona nonprofit corporation designated by law as a political subdivision of the State of Arizona incorporated for and with the approval of Pima County, Arizona, pursuant to the provisions of the Constitution of the State of Arizona and the Act, its successors and their assigns.

          Authorized Company Representative:

               "Authorized Company Representative" shall mean each person at the time designated to act on behalf of the Company by written certificate furnished to the Authority and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President or its Treasurer, together with its Secretary or any Assistant Secretary.

          Bond Counsel:

               "Bond Counsel" shall mean any firm or firms of nationally recognized bond counsel experienced in matters pertaining to the validity of, and exclusion from gross income for federal tax purposes of interest on bonds issued by states and political subdivisions, selected by the Company and acceptable to the Authority.

          Bond Fund:

               "Bond Fund" shall mean the fund created by Section 4.01 of the Indenture.

          Bonds:

               "Bond" or "Bonds" shall mean the Industrial Development Revenue Bonds, 1997 Series A (Tucson Electric Power Company Project) of the Authority.

          Capital Account:

               "Capital Account" shall mean any of the accounts so named established under Sections 4.01 and 5.01 of the Indenture.

          Code:

               "Code" shall mean the Internal Revenue Code of 1986 or any successor statute thereto. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations proposed or in effect thereunder and applicable to the Bonds or the use of the proceeds thereof, unless the context clearly requires otherwise. Reference to any particular Code section shall, in the event of a successor Code, be deemed to be a reference to the successor to such Code section.

          Company:

               "Company" shall mean Tucson Electric Power Company, a corporation organized and existing under the laws of the State of Arizona, its successors and their assigns, including, without limitation, any successor obligor under Section 6.01 or 7.01 to the extent of the obligations assumed thereunder.

          Completion Date:

               "Completion Date" shall mean the date specified in Section
          3.04 hereof.

          Construction (and other forms of the word "construct"):

               "Construction" (and other forms of the word "construct") shall mean, when used with respect to the Facilities, the construction of the Facilities and shall include, without limitation, the acquisition, construction, improvement and equipping of the Facilities, all as contemplated by the Act.

          Construction Fund:

               "Construction Fund" shall mean the fund created by Section
          5.01 of the Indenture.

          Cost of Construction:

               "Cost of Construction" shall embrace all costs paid or incurred by the Company with respect to the Facilities and the financing thereof for the payment of which the Authority is authorized to issue bonds under the Act, and shall include without limitation (a) obligations paid or incurred by the Company for labor, materials and other expenses and to contractors, builders and materialmen in connection with the construction of the Facilities; (b) the costs paid or incurred by the Company for contract bonds and for insurance of all kinds that may be deemed by the Company to be desirable or necessary during the course of construction of the Facilities; (c) the expenses paid or incurred by the Company for test borings, surveys, estimates, plans and specifications, and preliminary investigations therefor, with respect to the Facilities and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for the proper construction, of the Facilities; (d) Administration Expenses paid or incurred prior to the Completion Date and legal, accounting, financial, underwriting, advertising, recording and printing expenses and all other fees and expenses paid or incurred by the Company in connection with the issuance and sale of the Bonds;
          (e) amounts in respect of interest (exclusive of accrued interest paid by the initial purchasers upon delivery thereof) accruing upon the Bonds until the Completion Date; (f) all other costs that the Company shall be required to pay under the terms of any contract or contracts for the construction of the Facilities; (g) any other costs or expenses paid or incurred by the Company, and any sums required to reimburse the Company for work done by it, with respect to the Facilities which are properly chargeable to the capital account of the Company with respect to the Facilities or would be so chargeable for federal income tax purposes either with a proper election or but for a proper election to deduct the same; and (h) amounts required to be paid to the United States by the Company (on behalf of the Authority) in respect of the Bonds pursuant to Section 148 of the Code. For purposes of the application of the proceeds of the Bonds, the Cost of Construction shall be deemed to include the payment or redemption, or provision therefor, of any obligations, other than the Bonds, issued to finance or refinance any of the costs listed above. The Cost of Construction shall also be deemed to include all costs paid or incurred with respect to the Facilities by any Person to whom the Facilities have been leased or sold as a whole or in part, provided that such costs, had they been paid or incurred by the Company, would otherwise constitute a portion of the Cost of Construction.

          Facilities:

               "Facilities" shall mean the real and personal properties, machinery and equipment currently existing, under construction and to be constructed which are described in Exhibit A hereto, as revised from time to time to reflect any changes therein, additions thereto, substitutions therefor and deletions therefrom permitted by the terms hereof, subject, however, to the provisions of Section 7.01 hereof.

          Indenture:

               "Indenture" shall mean the Indenture of Trust, dated as of September 15, 1997, between the Authority and the Trustee relating to the Bonds, and any and all modifications, alterations, amendments and supplements thereto.

          Investment Account:

               "Investment Account" shall mean any of the accounts so named established under Sections 4.01 and 5.01 of the Indenture.

          Loan Payments:

               "Loan Payments" shall mean the payments required to be made by the Company pursuant to Section 5.01 hereof.

          1990 Bonds:

               "1990 Bonds" shall mean the $20,000,000 aggregate principal amount of the Authority's Industrial Development Revenue Bonds, 1990 Series A (Tucson Electric Power Company Project).

          Outstanding:

               "Outstanding", when used in reference to the Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered under the Indenture except:

                    (a) those canceled by the Trustee at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;

                    (b) those deemed to be paid in accordance with Article VIII of the Indenture; and

                    (c) those in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the Trustee and the Company is presented that such Bonds are held by a bona fide holder in due course.

          Person:

               "Person" means (i) any corporation, limited liability company, partnership, joint venture, association, joint-stock company, business trust or unincorporated organization, in each case formed or organized under the laws of the United States of America, any state thereof or the District of Columbia, or (ii) the United States of America or any state thereof, or any political subdivision of either thereof, or any agency, authority or other instrumentality of any of the foregoing.

          Tax Agreement:

               "Tax Agreement" shall mean that tax certificate and agreement, dated the date of the initial authentication and delivery of the Bonds, between the Authority and the Company, relating to the requirements of the Code, and any and all modifications, alterations, amendments and supplements thereto.

          Trustee:

               "Trustee" shall mean First Trust of New York, National Association, as trustee under the Indenture, its successors in trust and their assigns.

               SECTION 1.02 Incorporation of Certain Definitions by Reference. Each capitalized term used herein and not otherwise defined herein shall have the meaning set forth in the Indenture.


                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES

               SECTION 2.01 Representations and Warranties of the Authority. The Authority makes the following representations and warranties as the basis for the undertakings on the part of the Company contained herein:

                    (a) The Authority is an Arizona nonprofit corporation designated by law as a political subdivision of the State of Arizona created and existing under the Constitution and laws of the State of Arizona;

                    (b) The Authority has the power to enter into this Agreement and the Indenture and to perform and observe the agreements and covenants on its part contained herein and therein, including without limitation the power to issue and sell the Bonds as contemplated herein and in the Indenture, and by proper action has duly authorized the execution and delivery hereof and thereof; and

                    (c) The execution and delivery of this Agreement and the Indenture by the Authority do not, and consummation of the transactions contemplated hereby and fulfillment of the terms hereof and thereof by the Authority will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Authority is now a party or by which it is now bound, or, to the best knowledge of the Authority, any order, rule or regulation applicable to the Authority of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Authority or over any of its properties, or the Constitution or laws of the State of Arizona.

               SECTION 2.02 Representations and Warranties of the Company. The Company makes the following representations and warranties as the basis for the undertakings on the part of the Authority contained herein:

                    (a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Arizona and duly qualified as a foreign corporation in the State of New Mexico;

                    (b) The Company has power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein and by proper corporate action has duly authorized the execution and delivery hereof and of all other documents required hereby to be executed by the Company;

                    (c) The execution and delivery of this Agreement by the Company do not, and consummation of transactions contemplated hereby and fulfillment of the terms hereof by the Company will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is now bound, or the Restated Articles of Incorporation or by-laws of the Company, or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute of any jurisdiction applicable to the Company;

                    (d) The Arizona Corporation Commission has approved all matters relating to the Company's participation in the transactions contemplated by this Agreement which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any jurisdiction;

                    (e) The Facilities are to be used solely for purposes contemplated by the Act and are located or are to be located within the State of Arizona; and

                    (f) The Company estimates that all of the proceeds of the Bonds (exclusive of accrued interest, if any, paid by the initial purchasers of such Bonds upon delivery thereof) will be expended to pay the Cost of Construction.


                                     ARTICLE III

                                    THE FACILITIES

               SECTION 3.01 Construction of the Facilities. The Company shall cause the Facilities to be constructed with all reasonable dispatch in order to effectuate the purposes of the Act. The Company shall have the sole responsibility under this Agreement for the construction of the Facilities and may perform the same itself or through its agents, and may make or issue such contracts, orders, receipts and instructions, and in general do or cause to be done all such other things as it may in its sole discretion consider requisite or advisable for the construction of the Facilities and for fulfilling its obligations under this
          Article III. The Company shall have full authority and the sole right under this Agreement to supervise and control, directly or indirectly, all aspects of the construction of the Facilities. The Authority shall have no right, title or interest in the Facilities, nor any obligation regarding the facilities.

               SECTION 3.02 Insufficient Moneys in Construction Fund. If the moneys in the Construction Fund, together with any other moneys made available to pay the Cost of Construction, shall not be sufficient to pay the Cost of Construction in full, then the Company shall pay all that portion of the Cost of Construction in excess of the moneys available therefor.

               The Authority does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund will be sufficient to pay the Cost of Construction in full.

               If the Company makes any payments pursuant to this Section 3.02, it shall not be entitled to any reimbursement therefor from the Authority (except from the proceeds of any obligations subsequently issued by the Authority in respect of the Facilities), the Trustee or the Owners of the Bonds, nor shall it be entitled to any diminution in or postponement of the payment of the Loan Payments or the payment of any other amounts payable under this Agreement.

               SECTION 3.03 Revision of Plans and Specifications. The Company may cause one or more revisions to be made to the plans and specifications for the Facilities (including without limitation any changes therein, additions thereto, substitutions therefor and deletions therefrom), at any time and from time to time prior to the Completion Date in any respect; provided, however, that, if any such revision shall render inaccurate the description of the Facilities contained in Exhibit A hereto, the Company shall deliver to the Authority and the Trustee (a) a revised Exhibit A containing a description of the Facilities as revised, the accuracy of which shall have been certified by an Authorized Company Representative, and (b) an opinion of Bond Counsel to the effect that the Facilities as described in the revised Exhibit A are such that the expenditure of the proceeds of the Bonds pursuant to this Agreement will not, in and of itself, impair the validity of the Bonds under the Act or the exclusion from gross income for federal tax purposes of interest on the Bonds. A revision of Exhibit A hereto pursuant to this
          Section 3.03 shall not constitute an amendment, change or modification of this Agreement within the meaning of Article XII of the Indenture.

               SECTION 3.04 Certification of Completion Date. The Completion Date shall be the date on which the Facilities are completed in their entirety and ready to be placed in service and operated, all as determined by the Company. Promptly after the Completion Date, the Company shall submit to the Authority and the Trustee a certificate, executed by an Authorized Company Representative, which shall specify the Completion Date and shall state that (a) construction of the Facilities has been completed and the Cost of Construction has been paid, except for any portion thereof which has been incurred but is not then due and payable, or the liability for the payment of which is being contested or disputed by the Company, and for the payment of which the Trustee is directed to retain specified amounts of moneys in specified accounts within the Construction Fund, and
          (b) the Facilities are suitable for operation for the purposes for which they were designed. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being.

               SECTION 3.05 Maintenance of Facilities; Remodeling. The Company shall at all times to cause the Facilities, and every element and unit thereof, to be maintained, preserved and kept in thorough repair, working order and condition and cause all needful and proper repairs and renewals thereto to be made; provided, however, that the Company may cause the operation of the Facilities, or any element or unit thereof, to be discontinued if, in the judgment of the Company, it is no longer advisable to operate the same, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale or disposition.

               After the Completion Date, the Company may, subject to the provisions of Section 6.05 hereof, at its own expense remodel the Facilities or make such substitutions, modifications and improvements to the Facilities from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Facilities.

               SECTION 3.06 Insurance. The Company shall keep the Facilities insured against fire and other risks to the extent usually insured against by companies owning and operating similar property, by reputable insurance companies or, at the Company's election, with respect to all or any element or unit of the Facilities, by means of an adequate insurance fund set aside and maintained by it out of its own earnings or in conjunction with other companies through an insurance fund, trust or other agreement or, by means of unfunded self-insurance as may be reasonable and customary by companies owning and operating similar property. All proceeds of such insurance shall be for the account of the Company.

               SECTION 3.07 Condemnation. The Company shall be entitled to the entire proceeds of any condemnation award or portion thereof made for damages to or takings of the Facilities or other property of the Company.

               SECTION 3.08  Termination of Construction.   (a)  Anything
          in this Agreement to the contrary notwithstanding, the Company shall have the right at any time to terminate the construction of the Facilities, in whole, if the Company shall have determined that the continued construction or operation of the Facilities, in whole, is impracticable, uneconomical or undesirable for any reason.

               (b) Promptly after the termination of the construction of the Facilities, the Company shall submit to the Authority and the Trustee a certificate, executed by an Authorized Company Representative, which shall state the reasons for such termination and shall state that the Cost of Construction, to the extent of the construction of the Facilities as of the date of such termination, has been paid, except for any Costs of Construction which have been incurred but are not then due and payable, or the liability for the payment of which is being contested or disputed by the Company, and for the payment of which the Trustee is directed to retain specified amounts of moneys in specified accounts within the Construction Fund. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being.


                                      ARTICLE IV

              ISSUANCE OF THE BONDS; THE LOANS; DISPOSITION OF PROCEEDS
                                     OF THE BONDS

               SECTION 4.01 Issuance of the Bonds. The Authority shall issue the Bonds under and in accordance with the Indenture, subject to the provisions of the bond purchase agreement among the Authority, the initial purchaser or purchasers of the Bonds and the Company. The Company hereby approves the issuance of the Bonds and all terms and conditions thereof.

               SECTION 4.02 Issuance of Other Obligations. The Authority and the Company expressly reserve the right to enter into, to the extent permitted by law, but shall not be obligated to enter into, an agreement or agreements other than this Agreement with respect to the issuance by the Authority, under an indenture or indentures other than the Indenture, of obligations to provide additional funds to pay the Cost of Construction of the Facilities or obligations to refund all or any principal amount of the Bonds, or any combination thereof.

               SECTION 4.03 The Loans; Disposition of Bond Proceeds. The Authority and the Company shall enter into escrow arrangements with the trustee for the 1990 Bonds and shall cause $20,000,000 of the proceeds of the Bonds to be deposited in escrow with such trustee to be applied to the payment of the 1990 Bonds upon the redemption thereof. The Authority shall from time to time lend to the Company the remaining proceeds of the issuance and sale of the Bonds, other than accrued interest, if any, paid by the initial purchaser or purchasers thereof, for the purposes specified in this Agreement, such proceeds to be applied as hereinafter and in the Indenture provided.

               The Authority shall establish the Bond Fund and the Construction Fund with the Trustee in accordance with Sections
          4.01 and 5.01 of the Indenture. The proceeds of the issuance and sale of the Bonds, other than the $20,000,000 deposited in escrow with the trustee for the 1990 Bonds as hereinabove provided and accrued interest, if any, paid by the initial purchaser or purchasers thereof, shall be deposited into the Construction Fund, and any such accrued interest shall be deposited into the Bond Fund, all in accordance with the provisions of the Indenture.

               The moneys on deposit in the Construction Fund shall be applied by the Trustee as provided in Section 4.04 hereof and as otherwise provided in Article V of the Indenture. Until the moneys on deposit in the Construction Fund are so applied, such moneys shall be and remain the property of the Authority, subject to the lien of the Indenture, and the Company shall have no right, title or interest therein except as expressly provided in this Agreement and the Indenture. However, in order to secure the payment by the Company of the Loan Payments, and the payment by the Authority of the principal of and premium, if any, and interest on the Bonds, and the performance and observance by the Company and the Authority of all covenants and conditions expressed herein and in the Indenture and contained in the Bonds, the Company hereby mortgages, pledges, assigns, creates and grants a security interest in and confirms to the Trustee such right, title and interest as the Company may be deemed to have or hereafter acquire in the proceeds of the issuance and sale of the Bonds to be deposited into the Construction Fund and the proceeds from the investment and reinvestment thereof, upon terms and conditions co-extensive with those set forth in the Indenture with respect to the lien and security interest of the Trustee in the Trust Estate (as defined in the Indenture).

               SECTION 4.04 Disbursements from Construction Fund. (a) To the extent that moneys on deposit in the Construction Fund shall not otherwise have been applied in accordance with the provisions of Article V of the Indenture, such moneys shall be loaned to the Company from time to time to reimburse the Company for portions of the Cost of Construction paid by it or to make payments to persons designated by the Company in respect of portions of the Cost of Construction, upon receipt by the Trustee of requisitions executed by, or communications by telegram, telex or facsimile transmission from, an Authorized Company Representative, which requisitions or communications shall state with respect to each payment to be made: (i) the requisition number, (ii) the name and address of the person, firm or corporation to whom payment is due or has been made (or, in the case of payments to the Bond Fund, instructions to make such payments thereto), (iii) the amount paid or to be paid, (iv) the account or accounts within the Construction Fund from which payment of such requisition, or any portion thereof, shall be made, (v) (A) that each obligation, item of cost or expense with respect to which such requisition is being made has been properly incurred and has been paid or is then due and payable as an item of the Cost of Construction, is a proper charge against the Construction Fund, and has not been the basis of any previous final payment therefrom or from the proceeds of any other obligations issued by the Authority or (B) in the event that a portion of the Bonds shall have been paid, redeemed or deemed to have been paid within the meaning of
          Article VIII of the Indenture by reason of the application of the proceeds of the sale of any obligations issued under an indenture other than the Indenture and if the payment of such requisition is to be made into the construction, acquisition or other similar fund created under such other indenture, that upon disbursement from such construction, acquisition or other similar fund, each obligation, item of cost or expense mentioned in the requisition for such disbursement will have been properly incurred and will have been paid or will then be due and payable as an item of the Cost of Construction, will be a proper charge against the construction, acquisition or other similar fund under such indenture, and will not have been the basis of any previous final payment therefrom or from the proceeds of any other revenue bonds issued by the Authority, (vi) that the payment of such requisition will not result in a breach of any of the covenants of the Company contained in subsection (c) or (d) of this Section
          4.04 and (vii) that, to the best of the knowledge of such Authorized Company Representative, there shall not have occurred and be continuing any Event of Default described in Section 8.01 hereof. Any such communication by telegram, telex or facsimile transmission shall be promptly confirmed by a requisition executed by an Authorized Company Representative. The Company shall furnish to the Authority a copy of each requisition delivered to the Trustee promptly upon request therefor.

               (b) In paying any requisition under this Section 4.04, the Trustee shall be entitled to conclusively rely as to the completeness and accuracy of all statements in such requisition upon the approval of such requisition by an Authorized Company Representative, execution thereof to be conclusive evidence of such approval, and the Company shall indemnify and save harmless the Authority and the Trustee from any liability incurred in connection with any requisition so executed by an Authorized Company Representative.

               (c) The Company shall submit requisitions for Costs of Construction in compliance with the requirements therefor contained in the Tax Agreement, which on a cumulative aggregate basis, if paid, would result in less than 97% of the sum of the total amount of the proceeds of the Bonds expended, for any purpose, being used to provide facilities for the local furnishing of electric energy or other exempt facilities, including facilities functionally related or subordinate thereto, within the meaning of Section 142 of the Code; provided, however, that the moneys paid from the Investment Account within the Construction Fund shall be disregarded for purposes of the foregoing covenant and all computations made in accordance therewith if the Company shall have furnished to the Authority and the Trustee an opinion of Bond Counsel to the effect that such moneys may be so disregarded without impairing the exclusion from gross income for federal tax purposes of interest on the Bonds.

                    (d) The Company shall not submit or cause to be submitted to the Trustee any requisition pursuant to this Section 4.04, and shall have no claim upon any moneys in the Construction Fund, so long as there shall have occurred and be continuing any Event of Default described in Section 8.01 hereof.

               SECTION 4.05 Investment of Moneys in Funds and Accounts. The Company and the Authority agree that any moneys held in any fund or account created by the Indenture shall be invested as provided in the Indenture.

                                      ARTICLE V

                           LOAN PAYMENTS; OTHER OBLIGATIONS

               SECTION 5.01 Loan Payments. In consideration of the issuance of the Bonds and the disposition of the proceeds thereof as contemplated in Section 4.03 hereof, the Company shall pay, or cause to be paid, to the Trustee for the account of the Authority an amount equal to the aggregate principal amount of the Bonds from time to time Outstanding and, as interest on its obligation to pay such amount, an amount equal to premium, if any, and interest on such Bonds, such amounts to be paid in installments due on the dates, in the amounts and in the manner provided in the Indenture for the Authority to cause amounts to be deposited in the Bond Fund for the payment of the principal of and premium, if any, and interest on the Bonds whether at stated maturity, upon redemption or acceleration or otherwise; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Authority thereunder.

               SECTION 5.02 Payments Assigned; Obligation Absolute. It is understood and agreed that all Loan Payments are, by the Indenture, to be pledged by the Authority to the Trustee, and that all rights and interest of the Authority hereunder (except for the Authority's rights under Sections 5.03, 5.04, 6.03 and
          8.05 hereof and any rights of the Authority to receive notices, certificates, requests, requisitions and other communications hereunder) are to be pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Payments shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach by the Authority or the Trustee or any other party under this Agreement, the Indenture or otherwise, or out of any obligation or liability at any time owing to the Company by the Authority, the Trustee or any other party, and, further, that the Loan Payments and the other payments due hereunder shall continue to be payable at the times and in the amounts herein and therein specified, whether or not the Facilities, or any portion thereof, shall have been completed or shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities shall be used or useful, whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities, or for any other reason, all of the foregoing being subject, however, to the provisions of Sections 6.01 and 7.01 hereof.

               SECTION 5.03 Payment of Expenses. The Company shall pay, or, to the extent permitted by this Agreement, cause to be paid out of the Construction Fund, all Administration Expenses, including, without limitation, Administration Expenses incurred at and subsequent to the time the Bonds are deemed to have been paid in accordance with Article VIII of the Indenture. The payment of the compensation and the reimbursement of expenses and advances of the Trustee, of the paying agent, any co-paying agent and the registrar under the Indenture shall be made directly to such entities.

               SECTION 5.04 Indemnification. The Company releases the Authority, the Trustee and their directors, officers, employees and agents from, agrees that the Authority and the Trustee shall not be liable for, and agrees to indemnify and hold the Authority, the Trustee and their directors, officers, employees and agents free and harmless from, any liability (including, without limitation, attorneys' and other agents' fees and expenses) for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities, except (i) in the case of the Trustee, as a result of the negligence or bad faith or willful misconduct of the Trustee or its directors, officers, employees and agents; and (ii) in the case of the Authority, as a result of the gross negligence or bad faith of the Authority or its directors, officers, employees and agents.

               The Company shall indemnify and hold the Authority and the Trustee, free and harmless from any loss, claim, damage, tax, penalty, liability, disbursement, litigation expenses, attorneys' and other agents' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the issuance or sale of the Bonds, actions taken under the Indenture or any other cause whatsoever pertaining to the Facilities, except (i) in the case of the Trustee, as a result of the negligence or bad faith or willful misconduct of the Trustee; and (ii) in the case of the Authority, as a result of the gross negligence or bad faith of the Authority.

               The Company shall indemnify and hold the Authority and its directors, officers, employees and agents free and harmless from any loss, claim, damage, tax, penalty, liability, disbursement, litigation expenses, attorney's fees and expenses or court costs arising out of or in any way relating to any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading in any official statement or other offering material utilized in connection with the sale of any Bonds.

               SECTION 5.05 Payment of Taxes; Discharge of Liens. The Company shall: (a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, levied or assessed by any federal, state or municipal government or political body upon the Facilities or any part thereof or upon the Authority with respect to the Loan Payments, when the same shall become due; and (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, any lien or charge upon the Loan Payments, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon such amounts; provided, that, if the Company shall first notify the Authority and the Trustee of its intention so to do, the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested and identified as such by the Company to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Trustee shall notify the Company in writing that, in the opinion of counsel to the Trustee based upon material facts disclosed to the Trustee without any duty of investigation, by nonpayment of any such items the lien of the Indenture as to the Loan Payments will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Authority shall cooperate fully with the Company in any such contest.


                                      ARTICLE VI

                                  SPECIAL COVENANTS

               SECTION 6.01 Maintenance of Corporate Existence. Except as permitted in this Section 6.01, the Company shall maintain its corporate existence, shall not sell, transfer or otherwise dispose of all of its assets, as or substantially as an entirety, and shall not consolidate with or merge with or into another corporation. The Company may consolidate with or merge into another corporation incorporated under the laws of the United States of America, any state thereof or the District of Columbia, or sell, transfer or otherwise dispose of all of its assets, as or substantially as an entirety, to any Person, if the surviving or resulting corporation (if other than the Company) or the transferee Person, as the case may be, prior to or simultaneously with such merger, consolidation, sale, transfer or disposition, assumes, by delivery to the Trustee and the Authority of an instrument in writing satisfactory in form to the Trustee, all the obligations of the Company under this Agreement, including, without limitation, obligations of the Company under Section 5.01 hereof. Upon such an assumption following any such sale, transfer or other disposition of assets, the Company shall be released and discharged from all liability in respect of all obligations under this Agreement. Notwithstanding the foregoing, in the case of any such sale, transfer or other disposition of assets, which do not include the Facilities, the Company shall remain liable in respect of obligations under this Agreement other than the obligations under Section 5.01 hereof, and the transferee shall not be required to assume any obligations hereunder other than the obligations under Section 5.01 hereof; provided, however, that the transferee shall be required to assume all such other obligations unless the Company shall have delivered to the Authority and the Trustee an opinion of Bond Counsel to the effect that the non-assumption by the transferee of such other obligations will not impair the validity under the Act of the Bonds and will not adversely affect the exclusion from gross income for federal tax purposes of interest on the Bonds.

               If consolidation, merger or sale, transfer or other disposition is made as permitted by this Section 6.01, the provisions of this Section 6.01 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 6.01.

               Anything in this Agreement to the contrary notwithstanding, the sale, transfer or other disposition by the Company of all of its facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or (c) for the distribution of electric energy, in each case considered alone, or all of its facilities described in clauses (a) and (b), considered together, or all of its facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a sale, transfer or other disposition of all the properties of the Company, as or substantially as an entirety, unless, immediately following such sale, transfer or other disposition, the Company shall own no properties in the other such categories of property not so sold, transferred or otherwise disposed of. The character of particular facilities shall be determined by reference to the Uniform System of Accounts prescribed for public utilities and licensees subject to the Federal Power Act, as amended, to the extent applicable.

               SECTION 6.02 Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the Authority that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Authority, the Company and the Authority each shall, upon the request of either, execute such application or applications.

               SECTION 6.03 Authority's Access to Facilities. The Authority shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the Facilities during normal business hours for the purpose of making examinations and inspections of the same.

               SECTION 6.04 Tax-Exempt Status of Interest on Bonds. (a) It is the intention of the parties hereto that interest on the Bonds shall be and remain tax-exempt, and to that end the covenants and agreements of the Authority and the Company in this
          Section 6.04 and the Tax Agreement are for the benefit of the Owners from time to time of the Bonds.

                    (b) Each of the Company and the Authority covenants and agrees for the benefit of the Owners from time to time of the Bonds that it will not directly or indirectly use or permit the use of (to the extent within its control) the proceeds of any of the Bonds or any other funds, or take or omit to take any action, if and to the extent such use, or the taking or omission to take such action, would cause any of the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code or otherwise subject to federal income taxation by reason of Section 103 and 141 through 150 of the Code and any applicable regulations promulgated thereunder. To such ends, the Authority and the Company shall comply with all requirements of such Section 148 to the extent applicable to the Bonds. In the event that at any time the Authority or the Company is of the opinion that for purposes of this Section 6.04(b) it is necessary to restrict or limit the yield on the investment of any moneys held by the Trustee under the Indenture, the Authority or the Company shall so notify the Trustee in writing.

                    Without limiting the generality of the foregoing, the Company and the Authority agree that there shall be paid from time to time all amounts required to be rebated to the United States of America pursuant to Section 148(f) of the Code and any applicable Treasury Regulations. This covenant shall survive payment in full or defeasance of the Bonds and the satisfaction and discharge of the Indenture. The Company specifically covenants to pay or cause to be paid, the Rebate Requirement as defined and described in the Tax Agreement.

                    (c) The Authority certifies and represents that it has not taken, and the Authority covenants and agrees that it will not take, any action which results in interest paid on the Bonds being included in gross income of the Owners of the Bonds for federal tax purposes pursuant to Sections 103 and 141 of the Code and any regulations thereunder; and the Company certifies and represents that it has not taken or (to the extent within its control) permitted to be taken, and the Company covenants and agrees that it will not take or (to the extent within its control) permit to be taken any action which will cause the interest on the Bonds to become includable in gross income for federal income tax purposes; provided, however, that neither the Company nor the Authority shall be deemed to have violated these covenants if the interest on any of the Bonds becomes taxable to a person solely because such person is a "substantial user" of the Facilities or a "related person" within the meaning of
          Section 147(a) of the Code; and provided, further, that none of the covenants and agreements herein contained shall require either the Company or the Authority to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds. The Company acknowledges having read Section 7.08 of the Indenture and agrees to perform all duties imposed on it by such Section 7.08, by this Section and by the Tax Agreement. Insofar as Section 7.08 of the Indenture and the Tax Agreement impose duties and responsibilities on the Company, they are specifically incorporated herein by reference.

                    (d) Notwithstanding any provision of this Section 6.04 and Section 7.08 of the Indenture, if the Company shall provide to the Authority and the Trustee an opinion of Bond Counsel to the effect that any specified action required under this Section
          6.04 and Section 7.08 of the Indenture is no longer required or that some further or different action is required to maintain the tax-exempt status of interest on the Bonds, the Company, the Trustee and the Authority may conclusively rely upon such opinion in complying with the requirements of this Section 6.04, and the covenants hereunder shall be deemed to be modified to that extent.

               SECTION 6.05 Use of Facilities. So long as any Bonds are Outstanding and the Facilities are operated by or for the benefit of the Company, the Company shall cause the Facilities to be used for purposes contemplated by the Act and in the Tax Agreement.

               SECTION 6.06 Financing Statements. The Company shall file and record, or cause to be filed and recorded, all financing statements and continuation statements referred to in Section
          7.07 of the Indenture.


                                     ARTICLE VII

                           ASSIGNMENT, LEASING AND SELLING

               SECTION 7.01 Conditions. The Company's interest in this Agreement may be assigned as a whole or in part, and its interest in the Facilities may be leased, sold, transferred or otherwise disposed of by the Company as a whole or in part (whether an interest in a specific element or unit or an undivided interest), to any Person; provided, however, that no such assignment, lease, sale, transfer or other disposition (a) shall relieve the Company from its primary liability for its obligations under Section 5.01 hereof or (b) shall be made unless the assignee, lessee, purchaser or other transferee, as the case may be, prior to or simultaneously with such assignment, lease, sale, transfer or other disposition, assumes, by delivery of an instrument in writing satisfactory in form to the Trustee and the Authority, all other obligations of the Company hereunder to the extent of the interest assigned, leased, sold, transferred or otherwise disposed of, and the Company shall be released of and discharged from such obligations to the extent so assumed. Notwithstanding the foregoing, (a) if (i) the Company's interest in this Agreement shall be assigned as a whole or in undivided part, (ii) the Company's interest in the Facilities shall be leased as a whole or in undivided part and the term of such leasehold or the term of any extension or extensions thereof at the option of the Company shall extend beyond the maturity date of the Bonds or
          (iii) the Company's interest in the Facilities shall be sold, transferred or otherwise disposed of as a whole or in undivided part, and (b) in the event that the assignee, lessee, purchaser or other transferee shall assume the obligations of the Company under Section 5.01 hereof for the remaining term of this Agreement, to the extent of such assignment, lease, sale, transfer or other disposition, the Company shall be released from and discharged of all liability in respect of such obligations to the extent so assumed (but only to such extent); provided, however, that the release and discharge of the Company pursuant to clause (b) shall be conditioned upon the delivery by the Company to the Authority and the Trustee of a certificate of an Independent Expert (as hereinafter defined) describing the interests so assigned, leased, sold, transferred or otherwise disposed of, together with all other rights, interests, assets and/or properties assigned, leased, sold, transferred or otherwise disposed of by the Company to the same Person in the same or a related transaction, stating that such rights, interests, assets and/or properties so described constitute facilities for the generation, transmission and/or distribution of electric energy and stating that, in the opinion of such Independent Expert, the Fair Value (as hereinafter defined) of such rights, interests, assets and/or properties to the Person acquiring the same is not less than an amount equal to 10/7 of the sum of (x) the aggregate principal amount of the Bonds then Outstanding and (y) the outstanding principal amount of all other obligations of the Company representing indebtedness for borrowed money or for the deferred purchase price of property which are being assumed by such Person; provided, further, that after any such assumption, release and discharge as aforesaid, the Company may again assume such obligations under Section 5.01 hereof, in whole or in part, at any time and from time to time, and, to the extent of any such assumption by the Company (but only to such extent), the aforesaid assignee, lessee, purchaser or other transferee shall be released from and discharged of all liability in respect of such obligations.

               Anything herein to the contrary notwithstanding, the Company shall not make any assignment, lease or sale as provided in the immediately preceding paragraph unless it shall have furnished to the Authority and the Trustee an opinion of Bond Counsel to the effect that the proposed assignment, lease or sale will not impair the validity under the Act of the Bonds and will not adversely affect the exclusion of interest on the Bonds from gross income for federal tax purposes.

               After any lease, sale, transfer or other disposition of any element or unit of the Facilities, or any interest therein, the Company may, at its option, cause such element or unit, or interest therein, to no longer be deemed to be part of the Facilities for the purposes of this Agreement by delivering to the Authority and the Trustee the agreements or other documents required pursuant to Section 7.02 hereof together with an instrument signed by an Authorized Company Representative stating that such element or unit, or interest therein, shall no longer be deemed to be part of the Facilities for the purposes of this Agreement.

               For purposes of this Section 7.01:

                    (a) "Independent Expert" means a Person which (i) is an engineer, appraiser or other expert and which, with respect to any certificate to be delivered pursuant to this Section, is qualified to pass upon the matter set forth in such certificate and (ii)(A) is in fact independent, (B) does not have any direct material financial interest in the transferee or in any obligor upon the Bonds or under this Agreement or in any affiliate of the transferee or any such obligor, (C) is not connected with the transferee or any such obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (D) is approved by the Trustee in the exercise of reasonable care; for purposes of this definition "engineer" means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession); and for purposes of this definition "appraiser" means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

                    (b) "Fair Value" means the fair value of the interests, rights, assets and/or properties assigned, leased, sold, transferred or otherwise disposed of (but, in the case of a lease, only to the extent of such lease) as may be determined by reference to (i) except in the case of a lease, the amount which would be likely to be obtained in an arm's-length transaction with respect to such interests, rights, assets and/or properties between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (ii) in the case of a lease, the amount (discounted to present value at a rate not lower than the taxable equivalent of the yield to maturity of the Bonds based on prevailing market prices immediately prior to the first public announcement of the proposed transaction) which would be likely to be obtained in an arm's-length transaction with respect to such interests, rights, assets and/or properties between an informed and willing lessee and an informed and willing lessor, neither under any compulsion to lease; (iii) the amount of investment with respect to such interests, rights, assets and/or properties which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (iv) the cost, accumulated depreciation and replacement cost with respect to such interests, rights, assets and/or properties and/or
               (v) any other relevant factors; provided, however, that (x) Fair Value shall be determined without deduction for any mortgage, deed of trust, pledge, security interest, encumbrance, lease, reservation, restriction, servitude, charge or similar right or any other lien of any kind and
               (y) the Fair Value to the transferee of any property shall not reflect any reduction relating to the fact that such property may be of less value to a Person which is not the owner, lessee or operator of the property or any portion thereof than to a Person which is such owner, lessee or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or the transferee or otherwise available to the Independent Expert certifying the same.

               SECTION 7.02 Instrument Furnished to the Authority and Trustee. The Company shall, within fifteen (15) days after the delivery thereof, furnish to the Authority and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease, sale, transfer or other disposition.

               SECTION 7.03 Limitation. This Agreement shall not be assigned nor shall the Facilities be leased, sold, transferred or otherwise disposed of, in whole or in part, except as provided in this Article VII or in Section 6.01 or 5.02 hereof. This Article VII shall not apply to any sale, transfer or other disposition by the Company of all of its assets, as or substantially as an entirety, as contemplated in Section 6.01.


                                     ARTICLE VIII

                            EVENTS OF DEFAULT AND REMEDIES

               SECTION 8.01 Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

                    (a) a failure by the Company to make any Loan Payment, which failure shall have resulted in an "Event of Default" under clause (a) or (b) of Section 9.01 of the Indenture;

                    (b) a failure by the Company to pay when due any amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed (other than a failure described in clause (a) above), which failure shall continue for a period of sixty (60) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Authority or the Trustee, unless the Authority and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Authority and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

                    (c) the dissolution or liquidation of the Company, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to make any payments under this Agreement, or the entry of an order for relief by a court of competent jurisdiction in any proceeding for its liquidation or reorganization under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors (the term "dissolution or liquidation of the Company," as used in this clause, shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions contained in Section 6.01 hereof).

               SECTION 8.02 Force Majeure. The provisions of Section 8.01 hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Arizona, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Sections 5.01, 5.03, 5.05 and 6.01 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company shall make reasonable effort to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

               SECTION 8.03 Remedies. (a) Upon the occurrence and continuance of any Event of Default described in clause (a) of
          Section 8.01 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Loan Payments shall, without further action, become and be immediately due and payable.

               Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

               (b) Upon the occurrence and continuance of any Event of Default, the Authority, or the Trustee with respect to the rights of the Authority assigned to the Trustee by the Indenture, may take any action at law or in equity to collect any payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company hereunder.

               (c) Any amounts collected by the Trustee from the Company pursuant to this Section 8.03 shall be applied in accordance with the Indenture.

               SECTION 8.04 No Remedy Exclusive. No remedy conferred upon or reserved to the Authority hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article VIII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

               SECTION 8.05 Reimbursement of Attorneys' and Agents' Fees. If the Company shall default under any of the provisions hereof and the Authority or the Trustee shall employ attorneys or agents or incur other reasonable expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company will on demand therefor reimburse the Authority or the Trustee and any predecessor Trustee, as the case may be, for the reasonable fees of such attorneys and such other reasonable expenses so incurred.

               SECTION 8.06 Waiver of Breach. In the event any obligation created hereby shall be breached by either of the parties and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of certain of the Authority's rights and interest hereunder to the Trustee, the Authority shall have no power to waive any breach hereunder by the Company in respect of such rights and interest without the consent of the Trustee, and the Trustee may exercise any of such rights of the Authority hereunder.


                                      ARTICLE IX

                                 REDEMPTION OF BONDS

               SECTION 9.01 Redemption of Bonds. The Authority shall take, or cause to be taken, the actions required by the Indenture to discharge the lien created thereby through the redemption, or provision for payment or redemption, of all Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then Outstanding, upon receipt by the Authority and the Trustee from the Company of a notice designating the principal amount of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption and the applicable redemption provision of the Indenture. Such redemption date shall not be less than 45 days from the date such notice is given (unless a shorter notice is satisfactory to the Trustee). Unless otherwise stated therein, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article VIII of the Indenture. The Company shall furnish any moneys or Government Obligations (as defined in the Indenture) required by the Indenture to be deposited with the Trustee or otherwise paid by the Authority in connection with any of the foregoing purposes.

               SECTION 9.02 Compliance with the Indenture. Anything in this Agreement to the contrary notwithstanding, the Authority and the Company shall take all actions required by this Agreement and the Indenture in order to comply with any provisions of the Indenture requiring the mandatory redemption of Bonds.


                                      ARTICLE X

                                    MISCELLANEOUS

               SECTION 10.01 Term of Agreement. This Agreement shall remain in full force and effect from the date hereof until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, terminated and become void in accordance with Article VIII of the Indenture and until all payments required under this Agreement shall have been made. Notwithstanding the foregoing, the covenants contained in Section 5.03, 5.04, Section 6.04 and 8.05 hereof shall survive the termination of this Agreement.

               SECTION 10.02 Notices. Except as otherwise provided in this Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows: if to the Authority, c/o Russo, Cox & Russo, P.C., 1820 East River Road, Suite 230, Tucson, Arizona 85718; if to the Company, at 220 West Sixth Street, Tucson, Arizona 85702, Attention: Treasurer; and if to the Trustee, at such address as shall be designated by it in the Indenture. A copy of each notice, certificate, request or other communication given hereunder to the Authority, the Company, or the Trustee shall also be given to the others. The Authority, the Company, and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

               SECTION 10.03 Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that the lien and security interest granted to the Trustee in
          Section 4.03 hereof, as well as the rights and remedies granted to the Authority in Article VIII hereof, shall inure to the benefit of the Trustee, on behalf of the Owners from time to time of the Bonds, and shall be enforceable by the Trustee as a third party beneficiary or as assignee of the Authority; and provided, further, that neither Pima County, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of or premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement created by or arising out of this Agreement or the issuance of the Bonds, and further that neither the Bonds nor any such obligation or agreement of the Authority shall be construed to constitute an indebtedness of Pima County, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever, but shall be limited obligations of the Authority payable solely out of the revenues derived from this Agreement, or from the sale of the Bonds, or from the investment or reinvestment of any of the foregoing, as provided herein and in the Indenture.

               SECTION 10.04 Amendments. This Agreement may be amended only by written agreement of the parties hereto, subject to the limitations set forth herein and in the Indenture.

               SECTION 10.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

               SECTION 10.06 Severability. If any clause, provision or section of this Agreement shall, for any reason, be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Authority or the Company, as the case may be, to the full extent permitted by law.

               SECTION 10.07 Governing Law. The laws of the State of Arizona shall govern the construction and enforcement of this Agreement, except that the provisions of Section 13.09 of the Indenture, construed as provided in Section 13.07 of the Indenture, shall apply to this Agreement as if contained herein.

               SECTION 10.08 Notice Regarding Cancellation of Contracts. As required by the provisions of Section 38-511, Arizona Revised Statutes, as amended, notice is hereby given that political subdivisions of the State of Arizona or any of their departments or agencies may, within three (3) years of its execution, cancel any contract, without penalty or further obligation, made by the political subdivisions or any of their departments or agencies on or after September 30, 1988, if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of the political subdivisions or any of their departments or agencies is, at any time while the contract or any extension of the contract is in effect, an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract. The cancellation shall be effective when written notice from the chief executive officer or governing body of the political subdivision is received by all other parties to the contract unless the notice specifies a later time.

               The Company covenants and agrees not to employ as an employee, agent or, with respect to the subject matter of this Agreement, a consultant, any person significantly involved in initiating, negotiating, securing, drafting or creating such Agreement on behalf of the Authority within three (3) years from the execution hereof, unless a waiver is provided by the Authority.

               IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.


                                   THE INDUSTRIAL DEVELOPMENT AUTHORITY
                                     OF THE COUNTY OF PIMA



                                   By:  /s/ Stanley Lehman
                                      ----------------------------------
                                        President



                                   TUCSON ELECTRIC POWER COMPANY


                                   By:  /s/ Kevin Larson
                                      -----------------------------------
                                        Vice President

                                                                  EXHIBIT A

               A portion of the costs of the construction, improvement or equipping of the following Facilities will be financed or refinanced with the proceeds of the Industrial Development Revenue Bonds, 1997 Series A (Tucson Electric Power Company Project) issued by The Industrial Development Authority of the County of Pima and referred to in the foregoing Loan Agreement.

                                    _____________


               Certain additions and improvements to the Company's lower voltage electric transmission and distribution system of the City of Tucson and environs in Pima County and to Fort Huachuca in adjacent Cochise County, Arizona and additions and improvements to the Irvington Generating Station located in the City of Tucson, more particularly described in the Tax Certificate and Agreement, dated as of October 1, 1997, between The Industrial Development Authority of the County of Pima and Tucson Electric Power Company.